Exhibit 10.58

These DIGITAL ASSET EXECUTION TERMS AND CONDITIONS (“Terms and Conditions”), together with the attached DIGITAL ASSET EXECUTION TERM SHEET (“Term Sheet”), form a DIGITAL ASSET EXECUTION AGREEMENT between NYDIG Execution and Client as of the Effective Date (the “Agreement”). The Term Sheet provides only a summary of certain terms and more details are in these Terms and Conditions; however, to the extent of any conflict between the Term Sheet and the Terms and Conditions, the Term Sheet controls.

This Agreement sets forth the terms and conditions pursuant to which NYDIG Execution will execute Transactions for Client.

In consideration of the mutual promises contained herein, Client and NYDIG Execution hereby agree as follows:

1.	Definitions

As used herein, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“AML and Sanctions Regulations” means U.S. federal and state anti-money laundering and sanctions laws applicable to NYDIG Execution, including (i) the Bank Secrecy Act as amended by the USA PATRIOT Act of 2001 and the implementing regulations adopted by FinCEN codified in 31 C.F.R. Chapter X, the AML Act of 2020 and federal anti-money laundering statutes (18 U.S.C. §§ 1956, 1957); (ii) New York State Department of Financial Services regulations in Parts 200, 417 and 504; and (iii) the economic and trade sanctions programs administered and enforced by OFAC.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to that Person, as amended unless expressly specified otherwise, including AML and Sanctions Regulations.

“Authorized Person” means:

(i)

Client (if Client is a natural person), an employee or officer of Client (if applicable), a third-party service provider (including an affiliate of NYDIG Execution) or any other individual who has been designated by Client in writing as authorized by Client to give Instructions to NYDIG Execution for or on behalf of Client; or

(ii)

in the event of death, incapacity or disability (if Client is a natural person or a legal entity wholly owned by a natural person), a duly appointed trustee, legal representative, guardian or similar with the authority to act on behalf of such natural person’s estate under Applicable Law.

CONFIDENTIAL

“Best Execution Policy” means NYDIG Execution’s best execution policy, as updated from time to time in NYDIG Execution’s sole discretion.

“Cash Accounts” means one or more omnibus “for benefit of customers” accounts at one or more U.S. insured depository institutions or, when necessary to facilitate Client transactions with foreign counterparties or exchanges, at equivalent accounts at non-U.S. banks.

“Client Designated Security Procedure” means a security procedure designated by an Authorized Person and acknowledged and accepted by NYDIG Execution.

“Client Contact Info” means means contact information that NYDIG Execution has on file for Client.

“Client Taxes” means any Taxes imposed with respect to or arising from any Services performed under this Agreement (other than such Taxes that are in the nature of income taxes imposed with respect to NYDIG Execution).

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means, (a) information disclosed in connection with this Agreement, either directly or indirectly, before, on, or after the Effective Date, whether in graphic, written, electronic or oral form, identified at the time of disclosure as confidential, or which by its context would reasonably be deemed to be confidential including, without limitation, current and potential investment and trading strategies, portfolio positions, valuations, performance data, investor reports, financial statements, marketing materials, organizational, offering and other corporate documents, risk management models, proprietary trading models, computer programs and software (both source and object code), data files, file layouts, databases and algorithms, analyses, projections, forecasts, financial statements, trade secrets (which term includes, for the avoidance of doubt, any non-public information related to the NYDIG custody system or otherwise regarding the Services), technical know-how, commitments and arrangements with service providers and other third parties, and (b) any information that contains, reflects or is based upon the foregoing Confidential Information, in each case, of the disclosing Party or of its affiliates or clients (which term includes, for the avoidance of doubt, any fund, trust, company or other entity advised or administered by the disclosing Party or any of its affiliates) and as provided by the disclosing Party or its affiliates to the receiving Party or its affiliates. For the avoidance of doubt, Confidential Information includes the terms and conditions of this Agreement..

“Custodian” means NYDIG Trust, NYDIG Execution and/or one or more of their affiliates, as applicable.

“Custody Agreement” means, with respect to a Custodian, the digital asset custodial agreement in effect between Client and such Custodian, as amended from time to time.

“Digital Asset Framework Policy” means NYDIG Execution’s digital asset framework policy, as updated from time to time in NYDIG Execution’s sole discretion.

“Digital Asset Network” means, with respect to any digital asset, the decentralized peer-to-peer network on which such digital asset is natively issued and may be transferred.

CONFIDENTIAL

“Eligible Assets” means digital assets with respect to which NYDIG Execution provides Services, as specified in writing by NYDIG Execution, pursuant to its Digital Asset Framework Policy.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “FDIC” means the Federal Deposit Insurance Corporation.

“Fiat Currency” means government-issued currency that is designated as legal tender in its country of issuance through government decree, regulation, or law.

“FinCEN” means the U.S. Treasury Department’s Financial Crimes Enforcement Network. “Forked or Airdropped Asset” means any digital asset created or distributed by way of air drops, forks or other similar mechanisms with respect to any Eligible Asset.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“NYDIG Execution” has the meaning set forth in the Term Sheet.

“NYDIG Execution Designated Security Procedure” means a security procedure designated by NYDIG Execution.

“NYDIG Trust” means NYDIG Trust Company LLC, a duly chartered New York limited liability trust company.

“Losses” means any losses, liabilities, judgments, suits, actions, proceedings, claims, damages, costs, awards, fines, penalties, settlements or other expenses (including attorneys’ fees and disbursements), whether direct, indirect, special, incidental or consequential.

“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control. “Order” means any Client order provided in accordance with Section 4.

“Party” means each party to this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Portal” means a web-based interface located at https://portal.nydig.com or such other website as NYDIG Execution may direct Client to from time to time.

“Related NYDIG Execution Party” means each of NYDIG Execution, its officers, directors, members, affiliates, employees, agents and licensors.

CONFIDENTIAL

“Services” means the trade execution services to be provided by NYDIG Execution to Client under this Agreement.

“Taxes” means all taxes, levies, imposts, duties, charges, assessments or fees of any nature (including such amounts that are collected by deduction or withholding) and including interest, penalties and additions thereto that are imposed by any taxing authority.

“Term Sheet” has the meaning set forth in the preamble hereto.

“Terms and Conditions” has the meaning set forth in the preamble hereto.

“Transaction” means a purchase or purchases or sale or sales of Eligible Assets based on an Order.

“Virtual Currency” means digital units that are used as a medium of exchange or a form of digitally stored value.

2.	Services

Subject to the terms and conditions of this Agreement, NYDIG Execution will provide to Client the Services, which may include (i) executing or arranging for the execution of one or more Transactions in Eligible Assets based on one or more Orders and (ii) any additional services made available to Client in connection with its Transactions.

3.	Execution of Transactions

(a)

When executing Transactions, NYDIG Execution will act as agent or principal and will have best execution obligations under the circumstances described in the section “Agent, Principal and Best Execution” in the Term Sheet.

(b)

Although NYDIG Execution is subject to actual or potential conflicts of interest as discussed in Section 10(a), NYDIG Execution will nevertheless comply with its Best Execution Policy when acting as agent and may adjust the prices obtained in connection with an Order for Client to be more favorable for Client.

(c)

Client acknowledges that, in connection with executing Transactions, including Transactions in which NYDIG Execution is acting on an agency basis, Eligible Assets that Client is purchasing or selling may temporarily be processed through a NYDIG Execution customer account. In the event that NYDIG Execution holds Client’s Eligible Assets, NYDIG Execution will use reasonable care under the facts and circumstances prevailing in the market where performance is effected to safekeep customer assets, and Client’s assets will not be commingled with assets of NYDIG Execution.

(d)

Client acknowledges that NYDIG Execution may hold Client’s cash in Cash Accounts; provided that NYDIG Execution will not commingle its assets with customer assets held in the Cash Accounts, and such cash will not constitute liabilities of NYDIG Execution. NYDIG Execution intends for Client to benefit from FDIC insurance on the Cash Accounts that it maintains at U.S. insured depository institutions on a pass-through basis.

CONFIDENTIAL

(e)	NYDIG Execution may send Client confirmations, statements, tax forms, and other documentation to Client via the Portal.

(f)

Client acknowledges that it has entered or may in the future enter into one or more Custody Agreements with one or more Custodians. Client hereby authorizes NYDIG Execution to give Instructions (as defined in the Custody Agreements) to Custodians as agent on Client’s behalf pursuant to the Custody Agreements as appropriate to conduct or facilitate Orders or Transactions under this Agreement.

(g)

Client acknowledges that NYDIG Execution may engage in trading in Eligible Assets for the proprietary accounts of NYDIG Execution or its affiliates or for the purpose of market making in Eligible Assets. Client further acknowledges that NYDIG Execution may engage in proprietary trading and market making in digital assets, including at times when Client has placed an Order with NYDIG Execution with respect to such digital assets. NYDIG Execution’s proprietary trading and market making transactions may be effected at terms better or worse than the prices received on Client’s Transactions, which could affect the value or terms of Transactions. NYDIG Execution will not take into account the affiliate or non-affiliate status of a customer when deciding how to fulfill Orders or orders of any other customer.

(h)

Client acknowledges that the venues, platforms, and intermediaries through which NYDIG Execution may transact may be subject to minimal regulation, and reliable pricing and liquidity information may not be available. Client acknowledges that NYDIG Execution may take into account a variety of factors in reasonably determining how to fulfill Orders.

(i)

NYDIG Execution may rely on an affiliate that is U.S.-located and appropriately licensed and regulated to provide the Services as a service provider in providing the Services without approval from Client.

4.	Orders

(a)	Unless otherwise explicitly provided for in this Agreement, NYDIG Execution will perform its duties under this Agreement pursuant to Orders.

(b)

Client must deliver Orders in accordance with a NYDIG Execution Designated Security Procedure, unless Client elects to transmit an Order in accordance with a Client Designated Security Procedure. For the avoidance of doubt, any Client Designated Security Procedures must be acknowledged and accepted by NYDIG Execution.

CONFIDENTIAL

(c)

NYDIG Execution has the right to reject all or any part of any request for an Order or instruction or cancellation of an existing Order or instruction that Client seeks to execute or cancel through NYDIG Execution. Without limiting the foregoing, NYDIG Execution has no responsibility for transmissions not received by NYDIG Execution or, if received by NYDIG Execution, which contain inaccurate terms. NYDIG Execution may execute a Transaction on the terms actually received by it. Notwithstanding the foregoing, NYDIG Execution will use its commercially reasonable efforts to carry out any instruction received by Client to cancel, modify or replace an Order where reasonably practicable.

(d)

NYDIG Execution will not be deemed to have accepted an Order from Client until affirmatively accepted by NYDIG Execution through a written, electronic or telephonic acknowledgment. An Order will be considered executed, in whole or in part, only when NYDIG Execution confirms to Client in a written or electronic confirmation that all or the applicable portion of that Order has been filled. Notwithstanding the foregoing, NYDIG Execution shall not have any responsibility to make any delivery of Eligible Assets or Cash to Client in connection with an Order until Client has delivered to NYDIG Execution any Cash or Eligible Assets that are owed to NYDIG Execution under such Order. NYDIG Execution will have no responsibility for any transactions that are deemed clearly erroneous by any regulatory body or any execution venue to which the relevant Order was routed. In addition to the foregoing, NYDIG Execution reserves the right to adjust, cancel, correct or take any other appropriate action when it deems a Transaction (whether executed manually or otherwise) to be erroneous in nature, even if that Transaction would not be subject to modification or cancellation as clearly erroneous under the rules of an execution venue.

(e)

In connection with each Order, Client authorizes NYDIG Execution to submit one or more transactions to the relevant Digital Asset Network. Client acknowledges that NYDIG Execution cannot and does not control any Digital Asset Network, and Client agrees that NYDIG Execution is not responsible for the services provided by any Digital Asset Networks, including verifying and confirming transactions that are submitted to the Digital Asset Networks. Client acknowledges that NYDIG Execution cannot cancel or reverse transactions that have been submitted to a Digital Asset Network and does not guarantee that any transaction request submitted to a Digital Asset Network will be completed. Based on the foregoing, Client acknowledges that (i) one or more transaction requests that NYDIG Execution submits to a Digital Asset Network in connection with an Order may not be completed, or may be substantially delayed, by that Digital Asset Network and (ii) notwithstanding Section 4(c), Client will not be able to cancel or otherwise modify a transaction request that NYDIG Execution has submitted to a Digital Asset Network. Client acknowledges and agrees that NYDIG Execution does not guarantee the value of Eligible Assets, and NYDIG Execution is not responsible for any Losses related to the foregoing.

(f)

If NYDIG Execution fails to execute a properly executable Order and fails to give Client notice of NYDIG Execution’s non-execution, NYDIG Execution will be liable only for Client’s actual damages. Notwithstanding anything in this Agreement to the contrary, NYDIG Execution will in no event be liable for any other Losses under this Section 4, even if NYDIG Execution was advised of the possibility of such damages.

CONFIDENTIAL

5.	Forks and Airdrops

(a)

Unless specifically instructed by Client and agreed to by NYDIG Execution, an Order or instruction related to a particular digital asset will not be considered an Order or instruction with respect to any Forked or Airdropped Asset.

(b)	NYDIG Execution will use its commercially reasonable judgment to determine which post-fork digital asset is the same as the pre-fork digital asset.

(c)

If any rights or potential rights to Forked or Airdropped Assets are granted with respect to Client’s digital assets during a period when NYDIG Execution is in the process of executing one or more Transactions, Client’s rights or potential rights to the Forked or Airdropped Assets may be lost forever or significantly or indefinitely delayed. NYDIG Execution shall have no liability with respect to such lost or delayed rights.

6.	Audio-recording

Client on behalf of itself and its customers (if any) authorizes NYDIG Execution to tape record any and all telephonic or other oral instructions given to NYDIG Execution by or on behalf of Client, including from any Authorized Person. This authorization will remain in effect until and unless revoked by Client in writing.

7.	Extensions of Credit

NYDIG Execution may from time to time in its absolute discretion extend credit to Client in connection with Transactions hereunder in compliance with Applicable Law, including ERISA. Any extension of credit will be subject to the execution by Client of such additional agreement or agreements as NYDIG Execution may require from time to time.

8.	Representations, Warranties, Covenants and Agreements

(a)	Client represents, warrants, covenants and agrees, as of the date hereof and on each date on which Client provides an Order to NYDIG Execution, that:

(i)

if Client is a legal entity, Client (i) is duly authorized, validly existing and in good standing under the laws of its jurisdiction or organization; (ii) has all corporate powers required to carry on its business as now conducted; and (iii) is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary;

(ii)

Client has the power and authority to execute and deliver this Agreement and to effect transactions through NYDIG Execution and, accordingly, this Agreement and any Transactions will be valid and legally binding obligations of Client enforceable in accordance with their respective terms;

CONFIDENTIAL

(iii)

if Client is a legal entity, the execution, delivery and performance by Client of this Agreement are within Client’s corporate powers and have been duly authorized by all necessary corporate action on the part of Client;

(iv)

this Agreement constitutes a valid and binding agreement of Client enforceable against Client in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and does not contravene, or constitute a default under, any provision of Applicable Law or of the documents under which Client is organized (if Client is a legal entity) or of any agreement, judgment, injunction, order, decree or other similar instrument binding upon Client;

(v)

Client is entering into Transactions either for its own account or as a duly appointed agent for its customers, if applicable, in which case: (i) Client will identify any customers on whose behalf it intends to enter into Transactions prior to entering into those Transactions and (ii) provide any supporting documentation as NYDIG Execution may reasonably require in connection with such Transactions.

(vi)

to the extent that Client acts as a broker-dealer, money services business or money transmitter, or is engaged in virtual currency business activity that requires licensure, Client has obtained all required licenses to do so;

(vii)

Client will not use the Services for any illegal purpose, including, but not limited to, laundering money, evading sanctions, engaging in fraud or attempted fraud, manipulating the digital asset markets or otherwise causing NYDIG Execution to violate AML and Sanctions Regulations;

(viii)

Client is not itself, nor is it an entity that is, an entity owned or controlled by any Person that is, or conducting any activities itself or on behalf of any Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, or any other Governmental Authority with jurisdiction over NYDIG Execution, Client or the Services; (B) identified on the Denied Persons, Entity, or Unverified Lists of the U.S. Department of Commerce’s Bureau of Industry and Security; or (C) located, organized or resident in a country or territory that is, or whose government is, the subject of U.S. economic sanctions, including, without limitation, Crimea (or other regions of Ukraine subject to comprehensive OFAC sanctions), Cuba, Iran, North Korea, Syria or other regions subject to comprehensive OFAC sanctions;

(ix)

Client (i) will effect all Transactions with NYDIG Execution in compliance with Applicable Law, including, but not limited to, those laws, rules and regulations that prohibit Transactions on the basis of material non-public information and (ii) will not effect any Transaction or take any other action that would cause NYDIG Execution to violate any AML and Sanctions Regulations;

CONFIDENTIAL

(x)	Client will promptly respond to any information request NYDIG Execution makes in relation to NYDIG Execution’s periodic know-your-customer review or AML and Sanctions Regulations;

(xi)

Client will cooperate with any reasonable request NYDIG Execution makes in connection with responding to formal or informal inquiries made by exchanges or regulatory, self-regulatory or governmental authorities in connection with the Services;

(xii)

to the extent that Client is not precluded from doing so by law, Client will promptly notify NYDIG Execution of any legal proceedings or formal or informal inquiries made by exchanges or regulatory, self-regulatory or governmental authorities pertaining to Client’s business activities relating to digital assets;

(xiii)

Client is the lawful owner of all digital assets it sends to NYDIG Execution in connection with a Transaction (including digital assets that are sent to NYDIG Execution on Client’s behalf, including through transfers from NYDIG Trust and/or NYDIG Execution under the Custody Agreements), free and clear of all liens, claims, charges, encumbrances and transfer restrictions, except any liens in favor of NYDIG Execution or NYDIG Trust;

(xiv)

in the event that Client is, or is acting on behalf of or with assets of, a “benefit plan investor” within the meaning of Section 3(42) of ERISA, (A) none of NYDIG Execution or any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to Client or its assets, and none of them is a fiduciary under ERISA or the Code, with respect to Client or its assets, in each case, in connection with the Services, (B) Client has determined in good faith that it will receive no less, nor pay no more (as applicable), than “adequate consideration” within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code with respect to the Services and the Transactions, and, in making such determination, has engaged in a prudent investigation of the circumstances and applied sound business valuation principles in determining the fair market value of the consideration involved with respect to the Services and the Transactions and (C) Client has determined that the commissions paid to NYDIG Execution constitute reasonable compensation for purposes of Section 408(b)(2) of ERISA;

(xv)

Client is independent of NYDIG Execution, Client shall not rely on any statement of NYDIG Execution or any of its affiliates to enter into any Transactions and, with respect to its determination to enter into any particular Transaction, Client shall exercise independent judgment;

CONFIDENTIAL

(xvi)

Client will carry out its obligations under this Agreement in compliance with law, regulations and orders, as well as the guidelines, regulations and orders of the applicable local tax, or other competent authorities; and

(xvii)

Client has reviewed and understand the disclosures on its State Licenses and Consumer Disclosures website located at https://nydig.com/legal/licenses or such other website as NYDIG Execution may direct Client to from time to time.

(b)	NYDIG Execution represents and warrants to Client that:

(i)

NYDIG Execution is (i) duly organized, validly existing and in good standing under the laws of Delaware; (ii) has all corporate powers required to carry on its business as now conducted; and (iii) is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary;

(ii)	NYDIG Execution has full power to execute and deliver this Agreement and to perform all the duties and obligations to be performed by it under this Agreement;

(iii)

the execution, delivery and performance by NYDIG Execution of this Agreement and the provision of the Services are within NYDIG Execution’s corporate powers and have been duly authorized by all necessary corporate action on the part of NYDIG Execution;

(iv)

this Agreement constitutes a valid and binding agreement of NYDIG Execution enforceable against NYDIG Execution in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and does not contravene, or constitute a default under, any provision of Applicable Law or of the documents under which NYDIG Execution is organized or of any agreement, judgment, injunction, order, decree or other similar instrument binding upon NYDIG Execution;

(v)

it has and will maintain any material necessary consents, permits, licenses, approvals, authorizations or exemptions of any government or other regulatory authority or agency in the United States or any other country required to fully and timely provide the Services to Client;

(vi)	the use of the Services will not infringe on the intellectual property rights of any third party;

(vii)	NYDIG Execution is the lawful owner of all digital assets it sells to Client in connection with a Transaction, free and clear of all liens, claims, charges, encumbrances and transfer restrictions; and

CONFIDENTIAL

(viii)

NYDIG Execution will carry out its obligations under this Agreement in compliance with law, regulations and orders, as well as the guidelines, regulations and orders of the applicable local tax, or other competent authorities.

(c)

Notification of Adverse Change. Each Party agrees to notify the other Party, if, at any time after the date of this Agreement, any of the representations, warranties or covenants made by such Party under this Section 8fail to be materially true and correct as if made at and as of that time. The notifying Party will describe in reasonable detail the representation, warranty or covenant affected, the circumstances giving rise to that failure and the steps it has taken or proposes to take to rectify the failure.

9.	Taxation

Client is liable for all Client Taxes. Client will indemnify NYDIG Execution any Client Tax, and any expenses related thereto, other than any Client Tax arising out of NYDIG Execution’s gross negligence, bad faith, or willful misconduct. Client acknowledges that NYDIG Execution may, or may instruct the applicable withholding agent to, withhold and remit to the appropriate Governmental Authority the amount of any Client Tax that NYDIG Execution is advised by counsel to withhold. Client also acknowledges that NYDIG Execution may, or may instruct another party to, report a Transaction to the Internal Revenue Service or other Governmental Authority if advised to do so by counsel. Upon execution of this Agreement, Client will deliver to NYDIG Execution a properly completed and executed Internal Revenue Service Form W-8 or W-9 appropriate to Client’s circumstances.

10.	Disclosure of Risks

NYDIG Execution hereby notifies Client, and Client hereby acknowledges, that:

(a)

NYDIG Execution and its affiliates have interests that may differ from, and conflict with, Client’s interests, as described in Appendix A; these interests and conflicts may change over time and NYDIG Execution may provide notice of such changes to these conflicts of interest to Client; any updated or amended description of conflicts of interest shall replace or supplement Appendix A, as appropriate;

(b)

Virtual Currencies are not legal tender, are not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Investor Protection Corporation protections;

(c)	legislative and regulatory changes or actions at the state, federal, or international level may adversely affect the use, transfer, exchange, and value of Virtual Currency;

(d)	transactions in Virtual Currency may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions may not be recoverable;

CONFIDENTIAL

(e)	some Virtual Currency transactions shall be deemed to be made when recorded on a public ledger, which is not necessarily the date or time that the customer initiates the transaction;

(f)

the value of Virtual Currency may be derived from the continued willingness of market participants to exchange Fiat Currency for Virtual Currency, which may result in the potential for permanent and total loss of value of a particular Virtual Currency should the market for that Virtual Currency disappear;

(g)	there is no assurance that a Person who accepts a Virtual Currency as payment today will continue to do so in the future;

(h)	the volatility and unpredictability of the price of Virtual Currency relative to Fiat Currency may result in significant loss over a short period of time;

(i)	the nature of Virtual Currency may lead to an increased risk of fraud or cyber-attack;

(j)	the nature of Virtual Currency means that any technological difficulties experienced by NYDIG Execution may prevent the access or use of Client’s Virtual Currency; and

(k)	any bond or trust account maintained by NYDIG Execution for the benefit of its customers may not be sufficient to cover all losses incurred by customers.

11.	NYDIG Execution Not an Adviser or Fiduciary

(a)

Client represents that it is capable of assessing the merits (on its own behalf or through independent professional advice), and understands and accepts, the terms and conditions set forth in this Agreement and any Transactions it may undertake with NYDIG Execution.

(b)

Client acknowledges that (i) NYDIG Execution is not (A) acting as a fiduciary for or an adviser to Client; (B) advising it, performing any analysis, or making any judgment on suitability of any Transaction; or (C) offering any opinion, judgment or similar information pertaining to the nature, value, potential or suitability of any particular investment or Transaction, (ii) NYDIG Execution does not guarantee or warrant the accuracy, reliability or timeliness of any information that NYDIG Execution may from time to time provide or make available to Client, (iii) NYDIG Execution may take positions in financial instruments discussed in the information provided to Client (which positions may be inconsistent with the information provided) and may execute Transactions for itself or others in those instruments, and (iv) NYDIG Execution may provide services to other customers and may act for itself.

(c)

Client agrees that (i) it is solely responsible for monitoring compliance with its own internal restrictions and procedures including, without limitation, investment guidelines and settlement/wiring procedures (whether or not NYDIG Execution is in possession or has knowledge of those restrictions and procedures), and with Applicable Law and (ii) NYDIG Execution will not be obliged to assess whether a Transaction is appropriate or legal for Client.

CONFIDENTIAL

(d)

No advice provided by NYDIG Execution has formed or will form a primary basis for any investment decision by or on behalf of Client. NYDIG Execution may make available certain information about Eligible Assets and investment strategies, including its own research reports and market commentaries as well as materials prepared by others. None of this information is personalized or in any way tailored to reflect Client’s individual financial circumstances or investment objectives and the Eligible Assets or investment strategies discussed might not be suitable for Client. Therefore, Client should not view the fact that NYDIG Execution is making this information available as a recommendation to Client of with respect to any specific digital asset, digital assets generally, or investment strategy.

12.	Limitation of Liability

NYDIG Execution does not provide accounting, tax, legal or investment advice, is not serving in a fiduciary capacity and will have no fiduciary or similar obligations to Client or Client’s customers (if any). Client will make its own independent decision to use NYDIG Execution to execute any Transaction, and Client acknowledges and agrees that its use of the Services may not serve as the primary basis for any of Client’s investment or trading decisions concerning Client’s proprietary or customer accounts, as applicable. No Related NYDIG Execution Party will have any liability, contingent or otherwise, to Client, Client’s customers (if any), or any third parties for any Losses arising from or occurring in connection with (a) this Agreement, its performance or breach thereof, even if NYDIG Execution knew of the possibility of those Losses (except if the Losses are found to have resulted solely from the gross negligence, willful misconduct or fraud of NYDIG Execution); (b) errors made by any third-party connection or communication service in reading, processing or executing Orders; (c) other acts or omissions of any third parties providing any goods or services in connection with the Services; or (d) Client’s reliance on any data or information that NYDIG Execution may provide from time to time in connection with the Services.

13.	Indemnification

(a)

Client will indemnify and hold harmless the Related NYDIG Execution Parties from and against all Losses resulting from any third-party action arising from or otherwise related to (i) Client’s breach of the terms of this Agreement, (ii) Client’s violation of Applicable Law in effecting Transactions through NYDIG Execution (whether manually or otherwise), (iii) Client’s execution of a Transaction that was not authorized by Client’s customer(s) (if any), (iv) any of the Related NYDIG Execution Parties acting in reliance on any instruction, notice or demand of request (in whatever form delivered) which that Related NYDIG Execution Party was given by Client, or (v) Client’s other acts or omissions in connection with the routing of Orders to, or the execution of Transactions with, NYDIG Execution (whether manually or otherwise). The provisions of this Section 13 will not apply in any instance where it is determined that Losses are solely the result of NYDIG Execution’s gross negligence, willful misconduct or fraud.

CONFIDENTIAL

(b)

In any instance where NYDIG Execution is entitled to indemnification under this Section 13, Client will cooperate with NYDIG Execution as fully as reasonably required in the defense of any third-party claim. Client will have the right to assume the exclusive defense of any third-party claim subject to these indemnity provisions; provided, however, that Client will not, in any event, settle any matter without obtaining the prior written consent of NYDIG Execution unless that settlement contains a full release of the Related NYDIG Execution Parties and does not otherwise require an admission of liability, culpability, guilt or fault by a Related NYDIG Execution Party.

(c)

NYDIG Execution agrees to indemnify, defend and hold harmless Client and its officers, directors, members, affiliates, direct and indirect parent entities, employees, agents and licensors from and against any Losses arising out of (i) any breach of NYDIG Execution’s representations set forth herein, including, without limitation, the infringement of a third party’s intellectual property rights; or (ii) any claims caused directly or indirectly by NYDIG Execution’s gross negligence, willful misconduct or fraud in performing the Services; provided that the provisions of this Section 13(c) will not apply to the extent that Losses are the result of Client’s gross negligence, willful misconduct, fraud or breach of this Agreement.

(d)	For the avoidance of doubt, the indemnification provisions in this Section 13 will survive any termination of this Agreement.

14.	Commissions, Fees and Costs

NYDIG Execution may deduct from the proceeds of any trade the commissions, fees, or related costs of such trade as set forth in the Term Sheet attached hereto, as amended from time to time by NYDIG Execution upon 30 days’ notice. For any commissions, fees, or costs not so deducted, Client will pay to NYDIG Execution, upon demand, those commissions, fees and related costs set forth in the Term Sheet attached hereto, as amended from time to time by NYDIG Execution upon 30 days’ notice.

15.	Term and Termination

Either Party may terminate this Agreement upon thirty days’ prior written notice to the other Party. Termination will not release either Party from any liability or responsibility that arose from or occurred in connection with this Agreement prior to the termination. NYDIG Execution may suspend, change, limit, modify or terminate, without prior notice, all or any part of the Services provided herein or Client’s access to those Services; provided, however, that NYDIG Execution will use reasonable efforts to notify Client, as soon as reasonably practicable, if any of the foregoing events occur.

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16.	Confidential Information

(a)

In connection with this Agreement, each Party may receive or otherwise have access to Confidential Information of the other Party. Except as otherwise expressly provided herein, the receiving Party agrees to retain the Confidential Information in strict confidence from the date of receipt of the Confidential Information and shall not disclose the Confidential Information to any third party, except as previously approved in writing by the disclosing Party or as provided herein, and will use and reproduce the Confidential Information for no purpose other than as necessary in connection with this Agreement. The receiving Party may permit access to Confidential Information by its employees, agents, advisors and other authorized representatives who have a need to know such Confidential Information for the purposes of this Agreement; provided that the receiving Party ensures any such individuals have agreed (either as a condition of employment or service or in order to obtain the Confidential Information) to be bound by confidentiality obligations substantially similar to those of this Section 16, informs any such individuals in possession of Confidential Information of the confidential nature of such Confidential Information, and remains responsible for the compliance by such individuals with the terms of this Section 16.

(b)

The receiving Party’s obligations under this Agreement with respect to any portion of the Confidential Information shall not apply or shall terminate when: (a) the Confidential Information was in the public domain at the time it was communicated to the receiving Party; (b) the Confidential Information becomes publicly known through no wrongful act on the part of the receiving Party; (c) the Confidential Information was in the receiving Party’s possession free of any obligation of confidence at the time of disclosure by the disclosing Party; or (d) the Confidential Information was independently developed by the receiving Party without reference to the Confidential Information subject to this Agreement and without breach of this Agreement.

(c)

The receiving Party may make a disclosure of Confidential Information as required by any legal proceeding or governmental entity, or in response to a request by a competent regulatory authority; provided that, to the extent permitted by law, the receiving Party provides prompt written notice of such request prior to disclosure so that the disclosing Party may have an opportunity to seek a protective order or other legal actions to protect its interest in the Confidential Information. Notwithstanding the foregoing, the receiving Party is not required to give notice to the disclosing Party in connection with a disclosure that has been requested by a regulator of competent jurisdiction (over the receiving Party or its affiliates) exercising its normal course supervisory or examination authority and where no specific reference is made by such regulator to the disclosing Party.

(d)

At any time following the termination or expiration of this Agreement for any reason, the disclosing Party may request from the receiving Party, and the receiving Party shall promptly provide upon receipt of such request, a written confirmation that all documents and other tangible materials (including notes, writings and other material developed therefrom by the receiving Party) containing Confidential Information and all copies thereof have been returned or destroyed, except that the receiving Party may retain copies of the Confidential Information in accordance with its standard document retention policies, and the receiving Party may retain electronic copies of the Confidential Information that exist on its computer system and backups thereof in the ordinary course. Any retained Confidential Information shall remain subject to the obligations of confidentiality and non-use herein.

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(e)	Each Party's obligations under this Section 16 shall survive the termination or expiration of this Agreement.

(f)

Notwithstanding anything to the contrary in this Agreement, neither Party will use the name or logo of the other Party or its affiliates as a reference for marketing or promotional purposes, or in public or private conversations with existing or potential customers.

17.	Miscellaneous

(a)

Counterparts. This Agreement may be signed in any number of counterparts, each of which must be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each Party has received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement will have no effect and no Party will have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

(b)

Electronic Documents. Client consents to the delivery of confirmations, any other required or optional communication or agreement under any Applicable Law or by e-mail, Web site or other electronic means, including through the Portal, subject to compliance with Applicable Law. Any such documents that are delivered to Client electronically are deemed to be “in writing.” If Client’s signature or acknowledgment is required or requested with respect to any such document and Client (if a natural person) or an authorized representative of Client “clicks” in the appropriate space, Client will be deemed to have signed or acknowledged the document to the same extent and with the same effect as if Client had signed the document manually. Client acknowledges its understanding that Client has the right to withdraw its consent to the electronic delivery and signature of documents at any time by providing prior written notice.

(c)

Notices. All notices, requests and other communications to any Party hereunder must be in writing (including e-mail transmission, so long as a confirmation of receipt of any e-mail transmission is requested and received) and must be given, if to Client, using Client Contact Info; if to NYDIG Execution: NYDIG Execution LLC One Vanderbilt Avenue, 65th Floor New York, New York 10017 Attention: Legal Department Email:

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or such other address as a Party may hereafter specify for the purpose by notice to the other Party. Each of the foregoing addresses will be effective unless and until notice of a new address is given by the applicable Party to the other Party in writing. Notice will not be deemed to be given unless it has been received.

(d)

Relationship of the Parties. Nothing in this Agreement will be deemed or is intended to be deemed, nor will it cause, Client and NYDIG Execution to be treated as partners, joint ventures, or otherwise as joint associates for profit.

(e)	Governing Law. This Agreement is governed by and is to be construed in accordance with the law of the State of New York, without giving effect to the conflicts of law rules of that state.

(f)

Jurisdiction. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby will be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of those courts has subject matter jurisdiction over the suit, action or proceeding, and that any cause of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of New York, and each of the Parties hereby irrevocably consents to the jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on that Party as provided in Section 17(c) will be deemed effective service of process on that Party.

(g)

Claims. It is the intention of the Parties that no party other than the Parties to this Agreement will have or assert any rights, claims or remedies against any Party in respect of any action, omission, failure or neglect in the performance of any responsibilities referred to in this Agreement.

(h)

Modifications, Amendments and Waivers. NYDIG Execution may modify or amend the terms and conditions of this Agreement at any time after providing 30 days’ advance notice to Client. The Parties may agree, memorialized in writing signed by both Parties, to modify or amend this Agreement at any time. Any provision of this Agreement may be waived if, but only if, the waiver is in writing and is signed by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder operates as a waiver thereof nor may any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. Notwithstanding the foregoing, NYDIG Execution may unilaterally waive any provision of this Agreement that it determines in good faith does not adversely affect Client.

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(i)

Headings; Internal References; Rule of Construction. When a reference is made in this Agreement to Sections or Appendices, such reference shall be to a Section or Appendix to this Agreement unless otherwise indicated. The table of contents, if any, and headings contained in this Agreement are for convenience and reference purposes only and shall not be deemed to alter or affect in any way the meaning or interpretation of any provisions of this Agreement. To the fullest extent permitted by Applicable Law, whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion,” “discretion” or under a grant of similar authority or latitude, the Person shall be entitled to consider such interests and factors as it desires, including its own interests or the interests of any other Person, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the any other Person; or (ii) in its “good faith” or under another express standard, in the case of either clause (i) or (ii) the Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated hereby, under any other law, rule or regulation, or at equity. Further, whenever in this Agreement a Person is permitted or required to rely or to make a decision, determination, judgment or a similar action in “good faith,” such provision shall be satisfied by such Person’s subjective belief as to the matter specified.

(j)

Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns but the Parties agree that no Party may assign its rights and obligations under this Agreement without the prior written consent of the other Parties, which consent may not be unreasonably withheld or delayed, except that NYDIG Execution may assign its rights and obligations under this Agreement to any affiliate of NYDIG Execution that is chartered or licensed to provide the Services or to any entity which succeeds to all or substantially all of the assets and business of NYDIG Execution without the prior written consent of Client. Before an assignment to NYDIG Trust, any extensions of credit outstanding that would be impermissible for NYDIG Trust to extend shall be closed out.

(k)

Entire Agreement. This Agreement embodies the entire agreement and understanding between the Parties and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter of this Agreement, except that any non-disclosure agreement or agreements previously entered into between the Parties continue to be in force.

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(l)

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the Services contemplated hereby is not affected in any manner materially adverse to either Party. Upon such a determination, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Services contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(m)	No Advice. Client acknowledges that NYDIG Execution is not providing, and it is not relying on NYDIG Execution to provide, any legal, tax, or investment advice in providing the Services.

(n)	No Third-Party Beneficiaries. A Person who is not a Party to this Agreement has no right to enforce any term of this Agreement.

Each of the undersigned has caused this Agreement to be executed by an authorized person, which in the case of a legal entity is its duly authorized officer.

Client	NYDIG Execution LLC

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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Appendix A

Disclosure of Risks Related to Potential Conflicts of Interest

NYDIG Execution and its affiliates have interests that may differ from, and conflict with, Client’s interests. As a result of these conflicts, NYDIG Execution may have an incentive to favor its own interests and the interests of its affiliates or insiders over Client. NYDIG Execution has certain policies and procedures in place that are designed to mitigate the potential conflicts identified below, but there is no guarantee that NYDIG Execution will be successful in identifying or fully mitigating those conflicts as they may arise. This disclosure does not provide an exhaustive list of the potential conflicts of interest that may arise between NYDIG Execution and Client.

These potential conflicts include:

Allocation of Limited Trading Opportunities. A potential conflict of interest may arise as a result of NYDIG Execution’s management of a number of customer accounts. In addition, NYDIG Execution may be involved in digital asset trading transactions for its own account, the accounts of its affiliates or insiders, or for the accounts of customers.

In certain cases, NYDIG Execution may be in the process of executing large orders from other customers when it receives Client’s order. Alternatively, while it is in the process of executing an order for Client, NYDIG Execution may receive additional orders from other customers. In such cases, NYDIG Execution will apply procedures designed to ensure the fair and equitable combination and allocation of simultaneous customer orders. There is no guarantee, however, that the policies and procedures adopted by NYDIG Execution will be able to detect and/or prevent every situation in which an actual or potential conflict may appear.

NYDIG Execution may be aware of digital assets available for purchase or sale that would satisfy orders received both from Client and other customers of NYDIG Execution, which includes NYDIG Execution affiliates. However, these trading opportunities may not be of sufficient quantities for both Client and other customers to participate fully. Such opportunities will be allocated among these several customers with the possible result that Client may not be allocated the full amount of the purchase or sale. NYDIG Execution may aggregate purchases or sales across the Client and multiple customers if a decision is made to buy or sell digital assets by Client and other customers simultaneously.

Business Opportunities and Related Activities. NYDIG Execution and its affiliates engage in a broad spectrum of other activities. In the ordinary course of their business activities, including, but not limited to, activities with other customers, NYDIG Execution and its affiliates may engage in activities where the interests of NYDIG Execution, its affiliates, or their customers may conflict with the interests of Client. In addition, NYDIG Execution and/or its affiliates or personnel may become aware of and be required to forego certain potentially beneficial trading opportunities for Client as a result of their access to confidential information received as a result of activities or relationships unrelated to providing trade execution services to Client.

Variation in Compensation. NYDIG Execution will charge different customers different prices for its services, which may incentivize NYDIG Execution to favor certain customers over others.

Trading by NYDIG Execution and Affiliates. NYDIG Execution and its affiliates and insiders may trade in the same digital assets as Client, including at the same time as Client, and including in positions that are opposite to those taken by Client. In addition, a conflict of interest could occur if NYDIG Execution is aware of imminent customer orders and, while in possession of that knowledge, trades for its own inventory (or the account of an affiliate or insider) to manage risk arising from other customer transactions or pursuant to policies designed to minimize market impact.

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Appendix B

Illustrative Examples of NYDIG Execution’s Commission

Illustrative examples:

1.

Client instructs NYDIG Execution to purchase 10 bitcoin on its behalf. The price in accordance with the Best Execution Policy, at the time of the order is $35,000 USD per 1 bitcoin. The commission on this trade equals 10 basis points x 10 bitcoin x $35,000 = $350. The total settlement amount for this order is 10 x $35,000 plus a commission of $350, for a total of $350,350.

2.

Client wires $1,000,000 to NYDIG Execution and instructs NYDIG Execution to purchase $1,000,000 of bitcoin inclusive of commissions. The price in accordance with the Best Execution Policy, is $35,000 USD per 1 bitcoin. NYDIG Execution will purchase on behalf of Client an amount of bitcoin worth $1,000,000 / (1+10 basis points) = $999,001.00. The total quantity of bitcoin that NYDIG Execution will purchase on Client’s behalf is $999,001.00 / $35,000 = 28.54288571.

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Digital Asset Execution Term Sheet

Effective Date

NYDIG Execution	NYDIG Execution LLC, a Delaware limited liability company registered as a Money Services Business with FinCEN and licensed with a BitLicense by the New York State Department of Financial Services.

Client [Legal name of customer], a [state] [type of entity] OR Full Legal Name	WAHA Technologies, Inc.

Client Contact Info Address, Phone, Email	Address: 2146 Roswell Road, Ste 108-851, Marietta, Georgia, 30062
Phone:

Email:

Eligible Assets	Bitcoin and any other assets NYDIG Execution decides to support in the future according to its Digital Asset Framework Policy.

Agent, Principal and Best Execution

Unless otherwise directed by Client, NYDIG Execution will, in connection with Client’s Orders, act as Client’s agent in seeking the best execution reasonably available, meaning that it will seek the most favorable price for the Order, taking into account all factors NYDIG Execution deems relevant, consistent with the Best Execution Policy. When acting in such capacity, NYDIG Execution expects that substantially all Orders will be fulfilled by executing Transactions between Client and NYDIG Execution itself. However, NYDIG will also have discretion to fulfill Orders by executing Transactions between Client and a NYDIG Execution customer or counterparty (including an affiliate of NYDIG Execution) or on a digital asset exchange.

Client may specifically request, with respect to a particular Order, that NYDIG Execution execute against the Order as principal at an at-risk, immediately executable price for the Order, in which case, NYDIG Execution will not have an obligation to seek best execution.

Transactions subject to best execution obligations will be disclosed as “Agency” transactions and Transactions that are not subject to best execution obligations will be disclosed as “Principal” Transactions or in each case in any other way deemed reasonable by NYDIG Execution in post-trade confirmations.

Commissions for Agency Trades (subject to change with 30 days’ notice)	When NYDIG Execution acts as Client’s agent, NYDIG Execution shall charge a commission of 0.1% of the USD net trade proceeds for each trade.

Fees for Principal Trades	No fees.[1] NYDIG Execution will include a markup or markdown, as applicable, in the price that is offered to Client.

1 Transfers of digital assets from Client’s custodian, including, e.g., NYDIG Trust, may incur custody-related transfer fees, as specified in the relevant custody agreement or agreements.

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This Digital Asset Execution Term Sheet (“Term Sheet”), together with the attached DIGITAL ASSET EXECUTION TERMS AND CONDITIONS (“Terms and Conditions”), form a DIGITAL ASSET EXECUTION AGREEMENT between NYDIG Execution and Client as of the Effective Date (the “Agreement”). This Term Sheet provides only a summary of certain terms and more details are in the Terms and Conditions; however, to the extent of any conflict between the Term Sheet and the Terms and Conditions, the Term Sheet controls.

Capitalized terms not defined in this Term Sheet have the meaning ascribed to them in the Terms and Conditions.

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